Registration No. 2-98787

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

(Exact name of Registrant as specified in its charter)

Delaware	58-0628465
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Coca-Cola Plaza

Atlanta, Georgia 30313

(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)

Geoffrey J. Kelly., Esq.

Senior Vice President and General Counsel

The Coca-Cola Company

One Coca-Cola Plaza

Atlanta, Georgia 30313

(404) 676-2121

(Name, Address, including zip code, and telephone number, including area code, of Agent for Service)

Copies of all communications to:

Jared M. Brandman, Esq.

Securities Counsel
The Coca-Cola Company
One Coca-Cola Plaza
Atlanta, Georgia 30313
(404) 676-2121

Approximate date of commencement of proposed sale to the public:  Not applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☒	Accelerated Filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 2-98787) (the “Registration Statement”) of The Coca-Cola Company (the “Company”), which was filed with the U.S. Securities and Exchange Commission on August 6, 1985. The Registration Statement registered 3,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.25 per share.  The Shares were registered to permit resales of such Shares by selling stockholders, as named in the Registration Statement, who acquired the Shares in connection with the Company’s acquisition of Perenchio Enterprises, Inc.

The Company seeks to deregister all Shares that remain unsold under the Registration Statement as of the date hereof because it no longer has an obligation to keep the Registration Statement effective pursuant to the terms of its registration rights agreement with the selling stockholders. Accordingly, in accordance with an undertaking made by the Company in Part II of the Registration Statement, the Company is filing this Post-Effective Amendment to remove from registration any and all Shares registered but unsold under the Registration Statement and to terminate the effectiveness of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.
24	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement of Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 7th day of December, 2011.

THE COCA-COLA COMPANY

By:	/s/ Gary P. Fayard
Gary P. Fayard
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated as of the 7th day of December, 2011:

Signature	Title	Date

*	Chairman, Board of Directors, Chief Executive Officer and a Director (Principal executive officer)	December 7, 2011
Muhtar Kent

/s/ Gary P. Fayard	Executive Vice President and Chief Financial Officer (Principal financial officer)	December 7, 2011
Gary P. Fayard

/s/ Kathy N. Waller	Vice President and Controller (Principal accounting officer)	December 7, 2011
Kathy N. Waller

*	Director	December 7, 2011
Herbert A. Allen

*	Director	December 7, 2011
Ronald W. Allen

*	Director	December 7, 2011
Howard G. Buffett

*	Director	December 7, 2011
Barry Diller

*	Director	December 7, 2011
Evan G. Greenberg

*	Director	December 7, 2011
Alexis M. Herman

*	Director	December 7, 2011
Donald R. Keough

*	Director	December 7, 2011
Maria Elena Lagomasino

	Signature	Title	Date

	*	Director	December 7, 2011
Donald F. McHenry

	*	Director	December 7, 2011
Sam Nunn

	*	Director	December 7, 2011
James D. Robinson III

	*	Director	December 7, 2011
Peter V. Ueberroth

	*	Director	December 7, 2011
Jacob Wallenberg

	*	Director	December 7, 2011
James B. Williams

*By:	/s/ Gloria K. Bowden
Gloria K. Bowden
Attorney-in-Fact